Exhibit 99.1

NEWS RELEASE
Corporate Headquarters 4350 Congress Street, Suite 600 Charlotte, NC 28209 U.S.A. www.glatfelter.com

For Immediate Release	Contacts:
	Investors:	Media:
	Ramesh Shettigar	Eileen L. Beck
	(717) 225-2746	(717) 225-2793

GLATFELTER TO ACQUIRE GEORGIA-PACIFIC’S U.S. NONWOVENS BUSINESS FOR $175 MILLION

Charlotte, North Carolina – January 6, 2021 – Glatfelter Corporation (NYSE: GLT), a leading global supplier of engineered materials, today announced the signing of a definitive agreement to purchase Georgia-Pacific’s U.S. nonwovens business for $175 million, subject to customary post-closing purchase price adjustments.

Glatfelter will acquire Georgia-Pacific’s Mount Holly, North Carolina, airlaid manufacturing business and an R&D pilot line for nonwovens product development in Memphis, Tennessee, which collectively employ approximately 150 people. The Mount Holly facility has a capacity of 37,000 metric tons and produces high-quality airlaid products focused on wipes and tabletop materials. The R&D pilot line and additional technical resources will enhance ongoing innovation efforts.

“The agreement to acquire Georgia-Pacific's U.S. nonwovens business further reinforces our commitment to invest in growth opportunities as part of Glatfelter’s ongoing transformation while also expanding our operating footprint in the United States,” said Dante C. Parrini, Chairman and Chief Executive Officer of Glatfelter. “Our airlaid business has delivered strong results throughout an unprecedented 2020. The Mount Holly facility, along with the R&D pilot line, will allow us to continue to build on this success and better serve our customers.”

Georgia-Pacific's U.S. nonwovens business generates annual net sales and adjusted EBITDA of approximately $100 million and $20 million, respectively. Glatfelter expects to realize annual cost synergies of approximately $4 million to $6 million within three years and incur one-time costs of approximately $10 million for transaction fees and integration.

Glatfelter plans to finance the acquisition through a combination of cash on hand and borrowing under its existing revolving credit facility.

The transaction is subject to customary closing conditions, including receipt of required regulatory clearances. Credit Suisse acted as Glatfelter’s financial advisor in connection with the transaction, and Shearman & Sterling LLP as its legal advisor.

Caution Concerning Forward-Looking Statements

Any statements included in this press release which pertain to future financial and business matters are “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. The Company uses words such as “anticipates”, “believes”, “expects”, “future”, “intends”, “plans”, “targets”, and similar expressions to identify forward-looking statements. Any such statements are based on the Company’s current expectations and are subject to numerous risks, uncertainties and other unpredictable or uncontrollable factors that could cause future results to differ materially from those expressed in the forward-looking statements including, but not limited to, the impacts of the COVID-19 pandemic, changes in industry, business, market, and economic conditions, demand for or pricing of its products, market growth rates and currency exchange rates. In light of these risks, uncertainties and other factors, the forward-looking matters discussed in this press release may not occur and readers are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements speak only as of the date of this press release and Glatfelter undertakes no obligation, and does not intend, to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release. More information about these factors is contained in Glatfelter’s filings with the U.S. Securities and Exchange Commission, which are available at www.glatfelter.com.

About Glatfelter

Glatfelter is a leading global supplier of engineered materials. The Company’s high-quality, innovative and customizable solutions are found in tea and single-serve coffee filtration, personal hygiene and packaging products as well as home improvement and industrial applications. Headquartered in Charlotte, NC, the Company’s annualized net sales approximate $925 million with customers in over 100 countries and approximately 2,500 employees worldwide. Operations include eleven manufacturing facilities located in the United States, Canada, Germany, France, the United Kingdom and the Philippines. Additional information about Glatfelter may be found at www.glatfelter.com.